                                   REINSURANCE

                                    AGREEMENT

                                     Between

                  STATE FARM LIFE & ACCIDENT ASSURANCE COMPANY

                                       and

                   THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

                                TABLE OF CONTENTS

                                                                            Page

Reinsurance Coverage                                                           1
Reinsurance Limits                                                             3
Placing Reinsurance in Effect                                                  4
Computation of Reinsurance Premiums                                            5
Payment of Reinsurance Premiums                                                6
Settlement of Claims                                                           8
Experience Refunds                                                             9
Premium Tax Reimbursement                                                     10
Policy Changes                                                                10
Reinstatements                                                                10
Expenses                                                                      10
Reductions                                                                    11
Inspection of Records                                                         11
Increase in Limit of Retention                                                12
Oversights                                                                    13
Arbitration                                                                   14
Insolvency                                                                    15
Parties to Agreement                                                          16
Execution and Duration of Agreement                                           17

Insurance Subject to Reinsurance Under This Agreement        Appendix I
Net Amount at Risk Definition                                Appendix II
Retention Limits of the REINSURED                            Schedule A
Maximum Amounts which the REINSURED may cede Automatically   Schedule B
Administrative Forms                                         Schedule C
Reinsurance Premium Rates                                    Schedule D, Part I
Continuation Reinsurance Premium Rates                       Schedule D, Part II

                    R E I N S U R A N C E  A G R E E M E N T

                                     between

                  STATE FARM LIFE & ACCIDENT ASSURANCE COMPANY
                                       of
                             Bloomington, Illinois,

                 hereinafter referred to as the "REINSURED," and

                   THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
                                       of
                              Fort Wayne, Indiana,

                    hereinafter referred to as the "LINCOLN."

REINSURANCE COVERAGE

     1. On the basis hereinafter stated, the REINSURED'S excess of individual ordinary Life, Waiver of Premium Disability, and Accidental Death insurance issued by the REINSURED on the policies specified in Appendix I shall be reinsured with the LINCOLN automatically, shall be submitted to the LINCOLN on a facultative basis, or shall be reinsured with the LINCOLN as continuations; a continuation is a new policy replacing a policy issued earlier by the REINSURED ("original policy") or a change in an existing policy issued or made either (a) in compliance with the terms of the original policy or (b) without the same new underwriting information the REINSURED would obtain in the absence of the original policy, without a suicide exclusion period or a contestable period as long as those contained in new issues by the REINSURED, or without the payment of the same commissions in the first year that the REINSURED would have paid in the absence of the original policy.

     2. Subject to the prior approval of the LINCOLN in the case of facultative reinsurance, the liability of the LINCOLN shall begin simultaneously with that of the REINSURED. In no event shall the reinsurance be in force and binding unless the insurance issued directly by the REINSURED is in force and unless the issuance and delivery of such insurance constituted the doing of business in a jurisdiction in which the REINSURED was properly licensed.

     3. The Life reinsurance under this agreement shall be term insurance for the amount at risk on the portion of the original insurance which is reinsured with the LINCOLN. The amount of reinsurance shall be the death benefit provided by the portion of the original insurance which is reinsured with the LINCOLN. The amount at risk on a policy shall be determined at the beginning of each policy year and shall be amended during that year only if there is a change in the amount of reinsurance on the life arising from a change in the specified amount under the policy reinsured hereunder. For the second and subsequent policy years, the REINSURED shall notify the LINCOLN of the amount at risk for that policy year at least fifteen days before the beginning of that policy year. The portion reinsured shall be the amount at risk on the policy less the REINSURED'S retention on the policy.

     4. Reinsurance of Accidental Death and Disability insurance insurance shall follow the original forms of the REINSURED.

     5. Accidental Death reinsurance in amounts less than $1,000 or Life reinsurance in amounts less than $10,001 shall not be placed in effect under this agreement.

     6. If the REINSURED issues a policy as a continuation of a policy reinsured under this agreement, reinsurance of the continuation shall continue with the LINCOLN. Such reinsurance shall be in effect under the reinsurance agreement between the REINSURED and the LINCOLN which provides reinsurance of the policy form issued as a continuation if there is such an agreement in effect on the effective date of the continuation; otherwise, reinsurance shall be in effect under the terms of the agreement.

     8. Life and Disability reinsurance under any one cession shall be terminated at the end of the year preceding the first year for which the amount at risk on the cession is less than $5,000; Accidental Death reinsurance shall not be so terminated. The amount of reinsurance under this agreement shall otherwise be maintained in force without reduction so long as the amount of insurance carried by the REINSURED on the life remains in force without reduction, except as provided in the "PAYMENT OF REINSURANCE PREMIUMS" and "INCREASE IN LIMIT OF RETENTION" articles.

REINSURANCE LIMITS

     1. If the following conditions are met, reinsurance may be ceded automatically under this agreement in amounts not to exceed those specified in Schedule B.

        (a)  The REINSURED shall retain its limit of retention.

         (b) The sum of the amount of insurance already in force on that life in the REINSURED and the amount applied for from the REINSURED on the current application shall not exceed the sum of the appropriate automatic limit shown in Schedule B and the REINSURED'S maximum limit of retention for the mortality class, plan of insurance, and age at issue on the current application.

         (c) The sum of the amount of insurance already in force on the life and the amount applied for currently, in all companies, shall not exceed the following amounts.

                       Life Insurance
             Ages    Waiver of Premium   Accidental Death
             -----   -----------------   ----------------
              0-65       [Omitted]          [Omitted]
             66-75       [Omitted]          [Omitted]

         (d) The REINSURED has not made facultative application for reinsurance of the current application.

         (e) The policy was issued in accordance with the REINSURED'S normal individual ordinary life underwriting rules and practices.

         (f) The policy is not a continuation.

     2. Applications which the REINSURED does not care to cede to the LINCOLN automatically or which may not be so ceded under the terms of this agreement and which do not arise from continuations shall be submitted for reinsurance on a facultative basis.

     3. Unless additional coverage is provided in Schedule B, the LINCOLN shall have no liability under facultative applications for reinsurance unless the LINCOLN has given its final approval of the submission.

     4. Continuations shall be reinsured under this agreement only if the original policy was reinsured with the LINCOLN; the amount of reinsurance under this agreement shall not exceed the amount of the reinsurance of the original policy with the LINCOLN immediately prior to the conversion.

PLACING REINSURANCE IN EFFECT

     1. When the REINSURED submits a risk to the LINCOLN for reinsurance upon a facultative basis, a facultative application for such reinsurance shall be made on a form in substantial accord with Schedule C. Copies of the original applications, all medical examinations, microscopical reports, inspection reports, and all other information which the REINSURED may have pertaining to the insurability of the risk shall accompany the application. Upon receipt of such application, the LINCOLN shall immediately examine the papers and shall notify the REINSURED of its underwriting action as soon as possible.

     2. To effect reinsurance, the REINSURED shall, within ten working days after the original policy has been reported delivered and paid for, mail to the LINCOLN a reinsurance cession in substantial accord with Schedule C. The LINCOLN shall send the REINSURED a record of reinsurance ceded in substantial accord with Schedule C. Upon request, the REINSURED shall furnish the LINCOLN with copies of any underwriting information in the REINSURED'S files.

     3. To effect Accidental Death reinsurance apart from life reinsurance, the REINSURED shall mail to the LINCOLN consecutively numbered cards in substantial accord with Schedule C. The REINSURED shall send the cards within ten working days after the original policy has been reported delivered and paid for.

     4. All offers of reinsurance made by the LINCOLN under this agreement shall, unless otherwise terminated by the LINCOLN, automatically terminate on the earliest of (a) the date the LINCOLN receives notice from the REINSURED of its acceptance of the offer, (b) the date the LINCOLN receives notice from the REINSURED of its withdrawal of its application, and (c) the later of (i) the date 120 days after the date the offer was made by the LINCOLN and (ii) the date specified in the LINCOLN'S approval of a written request from the REINSURED to grant an extension of the offer.

COMPUTATION OF REINSURANCE PREMIUMS

     1. The premium to be paid to the LINCOLN for Life reinsurance shall be the sum of:

         (a) the appropriate premium rate from the schedule of premiums in Schedule D applied to the appropriate amount at risk reinsured; plus

         (b) any flat extra premium charged the insured on the face amount initially reinsured less total allowances in the amount of [Omitted] of any first year permanent flat extra premium and [Omitted] of any renewal flat extra premium.

     2. The portions of the reinsurance premiums described in the above subparagraphs of the preceding paragraph shall hereinafter be referred to as the basic premium.

     3. The premium charged the REINSURED for increases in reinsurance hereunder described in paragraph 4 of the "REINSURANCE COVERAGE" article hereof shall be computed using the age and date of issue of the policy if the increase in face amount is not subject to approval of the REINSURED and using the age at and date of the increase if the increase in face amount is subject to the REINSURED'S approval.

     4. For technical reasons relating to the uncertain status of deficiency reserve requirements by the various state insurance departments, the Life reinsurance rates cannot be guaranteed for more than one year. On all reinsurance ceded at these rates, however, the LINCOLN anticipates continuing to accept premiums on the basis of the rates shown in Schedule D.

     5. The premium to be paid the LINCOLN for reinsurance of Supplemental Benefits shall be as shown in Schedule D.

PAYMENT OF REINSURANCE PREMIUMS

     1. The LINCOLN shall send the REINSURED each month a statement in duplicate showing all outstanding first-year policies for which the LINCOLN'S records have been completed and a statement in duplicate showing all renewal reinsurance premiums on reinsurance policies having anniversaries in the preceding month.

     2. One copy of each statement received from the LINCOLN shall be returned to the LINCOLN not later than fifteen days after the statement was received with notice of any adjustments made necessary by changes in reinsurance during such month. The REINSURED shall remit with such statement the premiums due the LINCOLN as adjusted. Premiums for reinsurance hereunder are payable at the Home Office of the LINCOLN and shall be paid on an annual basis without regard to the manner of payment stipulated in the policy issued by the REINSURED.

     2. The payment of reinsurance premiums in accordance with the provisions of the preceding paragraph shall be a condition precedent to the liability of the LINCOLN under reinsurance covered by this agreement. In the event that reinsurance premiums are not paid as provided in the preceding paragraph, the LINCOLN shall have the right to terminate the reinsurance under all policies having reinsurance premiums in arrears. If the LINCOLN elects to exercise its right of termination, it shall give the REINSURED thirty days notice of its intention to terminate such reinsurance. If all reinsurance premiums in arrears, including any which may become in arrears during the thirty-day period, are not paid before the expiration of such period, the LINCOLN shall thereupon be relieved of future liability under all reinsurance for which premiums remain unpaid. Policies on which reinsurance premiums subsequently fall due will automatically terminate if reinsurance premiums are not paid when due as provided in paragraph 2 of this article. The reinsurance so terminated may be reinstated at any time within sixty days of the date of termination upon payment of all reinsurance premiums in arrears; but, in the event of such reinstatement, the LINCOLN shall have no liability in connection with any claims incurred between the date of termination and the date of reinstatement of the reinsurance. The LINCOLN'S right to terminate reinsurance as herein provided shall be without prejudice to its right to collect premiums for the period reinsurance was in force prior to the expiration of the thirty-day notice period.

SETTLEMENT OF CLAIMS

     1. The REINSURED shall give the LINCOLN prompt notice of any claim submitted on a policy reinsured hereunder and prompt notice of the instigation of any legal proceedings in connection therewith. Copies of proofs or other documents bearing on such claim or proceeding shall be furnished to the LINCOLN when requested.

     2. The LINCOLN shall accept the good faith decision of the REINSURED in settling any claim or suit and shall pay, at its Home Office, its share of net reinsurance liability upon receiving proper evidence of the REINSURED'S having settled with the claimant. Payment of net reinsurance liability on account of death or dismemberment shall be made in one lump sum.

     3. If the REINSURED should contest or compromise any claim or proceeding, and the amount of net liability thereby be reduced, the LINCOLN'S reinsurance liability shall be reduced in the proportion that the net liability of the LINCOLN bore to the sum of the retained net liability of the REINSURED and the net liability of other reinsurers existing as of the occurrence of the claim.

     4. Any unusual expenses incurred by the REINSURED in defending or investigating a claim for policy liability or in taking up or rescinding a policy reinsured hereunder shall be participated in by the LINCOLN in the same proportion as described in paragraph 3, above.

     5. In no event shall the following categories of expenses or liabilities be considered, for purposes of this agreement, as "unusual expenses" or items of "net reinsurance liability:"

     (a)  routine investigative or administrative expenses;

     (b) expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits which the REINSURED admits are payable;

     (c) expenses, fees, settlements, or judgments arising out of or in connection with claims against the REINSURED for punitive or exemplary damages;

     (d) expenses, fees, settlements, or judgments arising out of or in connection with claims made against the REINSURED and based on alleged or actual bad faith, failure to exercise good faith, or tortious conduct.

     6. For purposes of this agreement, penalties, attorney's fees, and interest imposed automatically by statute against the REINSURED and arising solely out of a judgment being rendered against the REINSURED in a suit for policy benefits reinsured hereunder shall be considered "unusual expenses."

     7. In the event that the amount of insurance provided by a policy or policies reinsured hereunder is increased or reduced because of a misstatement of age or sex established after the death of the insured, the net reinsurance liability of the LINCOLN shall increase or reduce in the proportion that the net reinsurance liability of the LINCOLN bore to the sum of the net retained liability of the REINSURED and the net liability of other reinsurers immediately prior to the discovery of such misstatement of age or sex. Reinsurance policies in force with the LINCOLN shall be reformed on the basis of the adjusted amounts, using premiums and reserves applicable to the correct age and sex. Any adjustment in reinsurance premiums shall be made without interest.

     8. The LINCOLN shall refund to the REINSURED any reinsurance premiums, without interest, unearned as of the date of death of the life reinsured hereunder.

EXPERIENCE REFUNDS

     Reinsurance hereunder shall not be considered for experience refunds.

PREMIUM TAX REIMBURSEMENT

     When the LINCOLN is not required to pay state premium taxes upon reinsurance premiums received from the REINSURED, it shall reimburse the REINSURED for any such taxes the latter may be required to pay with respect to that part of the premiums received under the REINSURED'S original policies which is remitted to the LINCOLN as reinsurance premiums.

POLICY CHANGES

     If a change is made in the policy issued by the REINSURED to the insured which affects reinsurance hereunder, the REINSURED shall immediately notify the LINCOLN of such change.

REINSTATEMENTS

     If a policy reinsured hereunder lapses for nonpayment of premium and is reinstated in accordance with its terms and the rules of the REINSURED, the LINCOLN shall automatically reinstate its reinsurance under such policy. The REINSURED shall pay the LINCOLN all reinsurance premiums in arrears in connection with the reinstatement with interest at the same rate and in the same manner as the REINSURED received under its policy.

EXPENSES

     The REINSURED shall bear the expense of all medical examinations, inspection fees, and other charges incurred in connection with the original policy.

REDUCTIONS

     1. Except as otherwise provided in paragraph 3 of the "REINSURANCE COVERAGE" article hereof, if a portion of the insurance issued by the REINSURED on a life reinsured hereunder is terminated, reinsurance on that life hereunder shall be reduced as hereinafter provided to restore, as far as possible, the retention level of the REINSURED on the risk, provided, however, that the REINSURED shall not assume on any policy being adjusted as provided in this article an amount of insurance in excess of the higher of, for the retention category of that policy, (a) its retention limit at the time of issue of that policy and (b) the retention limit of that policy as already adjusted by the provisions of the "INCREASE IN LIMIT OF RETENTION" article. The reduction in reinsurance shall first be applied to the reinsurance, if any, of the specific policy under which insurance terminated. The reinsurance of the LINCOLN shall be reduced by an amount which is the same proportion of the amount of reduction so applied as the reinsurance of the LINCOLN on the policy bore to the total reinsurance of the policy. The balance, if any, of the reduction shall be applied to reinsurance of other policies on the life, the further reduction, if any, in the reinsurance of the LINCOLN again being determined on a proportional basis.

     2. The LINCOLN shall return to the REINSURED any basic life reinsurance premiums and any reinsurance premiums for Supplemental benefits, without interest thereon, paid to the LINCOLN for any period beyond the date of reduction of reinsurance hereunder.

INSPECTION OF RECORDS

     The LINCOLN shall have the right at any reasonable time to inspect, at the office of the REINSURED, all books and documents relating to the reinsurance under this agreement.

INCREASE IN LIMIT OF RETENTION

     1. The REINSURED may increase its limit of retention and may elect, subject to the other provisions of this article, to: (a) continue unchanged reinsurance then in force under this agreement; (b) make reductions in both standard and substandard reinsurance then in force under this agreement; or (c) make reductions in standard reinsurance then in force under this agreement. The increased limit of retention shall be effective with respect to new reinsurance on the date specified by the REINSURED subsequent to written notice to the LINCOLN. Such written notice shall specify the new limit of retention, the effective date thereof, and the election permitted by the first sentence of this paragraph. If the REINSURED makes election (b) or (c), the amount of reinsurance shall be reduced, except as hereinafter provided, to the excess, if any, over the REINSURED'S new limit of retention.

     2. No reduction shall be made in the amount of any reinsurance policy unless the REINSURED retained its maximum limit of retention for the plan, age, and mortality classification at the time the policy was issued, nor shall reductions be made unless held by the REINSURED at its own risk without benefit of any proportional or nonproportional reinsurance other than catastrophe accident reinsurance. In the case of Life reinsurance, no reduction shall be made in any class of reinsurance fully reinsured; Accidental Death Benefits fully reinsured because the REINSURED retains Life insurance first and then Accidental Death Benefits may be reinsured as herein provided, but other fully reinsured Accidental Death Benefits may not. No reduction shall be made in any Supplemental Benefits reinsured on a Life reinsurance cession unless the LINCOLN reinsurance is also being reduced as described hereunder. The plan, age, and mortality classification at issue shall be used to determine the REINSURED'S new retention on any life on which reinsurance policies are reduced in accordance with the provisions of this article.

     3. The reduction in each reinsurance policy shall be effective upon the reinsurance renewal date of that policy first following the effective date of the increased limit of retention or upon the tenth reinsurance renewal date of the reinsurance policy, if later. If there is reinsurance in other reinsurers on a life on whom a reinsurance policy will be reduced hereunder, the LINCOLN shall share in the reduction in the proportion that the amount of reinsurance of the LINCOLN on the life bore to the amount of reinsurance of other reinsurers on the life.

     4. In the event the REINSURED overlooks any reduction in the amount of a reinsurance policy which should have been made on account of an increase in the REINSURED'S limit of retention, the acceptance by the LINCOLN of reinsurance premiums under such circumstances and after the effective date of the reduction shall not constitute or determine a liability on the part of the LINCOLN for such reinsurance. The LINCOLN shall be liable only for a refund of premiums so received, without interest.

OVERSIGHTS

     It is understood and agreed that, if failure to comply with any terms of this agreement is shown to be unintentional and the result of misunderstanding or oversight on the part of either the REINSURED or the LINCOLN, both the REINSURED and the LINCOLN shall be restored to the positions they would have occupied had no such misunderstanding or oversight occurred.

ARBITRATION

     1. It is the intention of the REINSURED and the LINCOLN that the customs and practices of the life insurance and life reinsurance industry shall be given full effect in the operation and interpretation of this agreement. The parties agree to act in all things with the highest good faith. If the REINSURED or the LINCOLN cannot mutually resolve a dispute which arises out of or relates to this agreement, however, the dispute shall be decided through arbitration. The arbitrators shall reach their decision from the standpoint of equity and the customs and practices of the life insurance and life reinsurance industry rather than solely from the standpoint of a strict interpretation of the applicable substantive and procedural law.

     2. To initiate arbitration, either the REINSURED or the LINCOLN shall notify the other party in writing of its desire to arbitrate, stating the nature of its dispute and the remedy sought. The party to which the notice is sent shall respond to the notification in writing within ten (10) days of its receipt. At that time, the party also shall assert any dispute it may have which arises out of or relates to this agreement.

     3. The arbitration hearing shall be before a panel of three arbitrators, each of whom must be present or former officers of life insurance or life reinsurance companies other than the REINSURED or the LINCOLN or either's affiliates. The REINSURED and the LINCOLN shall each appoint one arbitrator by written notification to the other party within twenty-five (25) days of the date of the mailing of the notification initiating the arbitration. These two arbitrators shall then select the third arbitrator within fourteen (14) additional days of the date of the mailing of the notification initiating the arbitration. Should either the REINSURED or the LINCOLN fail to appoint an arbitrator, or should the two arbitrators be unable to agree upon the choice of a third arbitrator, such appointment shall be left to the president of the American Council of Life Insurance or of its successor organization. Once chosen, the arbitrators are empowered to decide all substantive and procedural issues by a majority of votes.

     4. The arbitration hearing shall be held on the date fixed by the arbitrators in the city in which the responding party's home office is located. In no event shall this date be later than six months after the appointment of the third arbitrator. The arbitrators shall establish prearbitration procedures as warranted by the facts and issues of the particular case. At least ten (10) days prior to the arbitration hearing, each party shall provide the other party and the arbitrators with a detailed statement of the facts and arguments it will present at the arbitration hearing. The arbitrators may consider any relevant evidence; they shall give the evidence such weight as they deem it entitled to after consideration of any objections raised concerning it. The party initiating the arbitration shall have the burden of proving its case by a preponderance of the evidence. Each party may examine any witnesses who testify at the arbitration hearing. Within twenty (20) days after the end of the arbitration hearing, the arbitrators shall issue a written decision, from which there shall be no appeal and which any court having jurisdiction of the subject matter and the parties may reduce to judgment. In their decision, the arbitrators shall apportion the costs of arbitration, which shall include but not be limited to their own fees and expenses, as they deem appropriate.

INSOLVENCY

     1. In the event of the insolvency of the REINSURED, all reinsurance shall be payable directly to the liquidator, receiver, or statutory successor of said REINSURED, without diminution because of the insolvency of the REINSURED.

     2. In the event of insolvency of the REINSURED, the liquidator, receiver, or statutory successor shall give the LINCOLN written notice of the pendency of a claim on a policy reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of any such claim, the LINCOLN may investigate such claim and interpose, in the name of the REINSURED (its liquidator, receiver, or statutory successor), but at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which the LINCOLN may deem available to the REINSURED or its liquidator, receiver, or statutory successor.

     3. The expense thus incurred by the LINCOLN shall be chargeable, subject to court approval, against the REINSURED as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the REINSURED solely as a result of the defense undertaken by the LINCOLN. Where two or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expense shall be apportioned in accordance with the terms of the reinsurance agreement as though such expense had been incurred by the REINSURED.

PARTIES TO AGREEMENT

     This is an agreement for indemnity reinsurance solely between the REINSURED and the LINCOLN. The acceptance of reinsurance hereunder shall not create any right or legal relation whatever between the LINCOLN and the insured or the beneficiary under any policy reinsured hereunder.

EXECUTION AND DURATION OF AGREEMENT

     The provisions of this reinsurance agreement shall apply with respect to policies issued by the REINSURED on and after the first day of January, 1984, but in no event shall this agreement become effective unless and until it has been duly executed by two officers of the LINCOLN at its Home Office in Fort Wayne, Indiana. This agreement shall be unlimited as to its duration but may be terminated at any time, insofar as it pertains to the handling of new reinsurance, thereafter, by either party giving three months' notice of termination in writing. The LINCOLN shall continue to accept reinsurance during the three months aforesaid and shall remain liable on all reinsurance granted under this agreement until the termination or expiry of the insurance reinsured.

                           IN WITNESS WHEREOF the said

                  STATE FARM LIFE & ACCIDENT ASSURANCE COMPANY

                                       of

                             Bloomington, Illinois,

                                  and the said

                   THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

                                       of

                              Fort Wayne, Indiana,

have by their respective officers executed and delivered these presents in duplicate on the dates shown below.

STATE FARM LIFE & ACCIDENT ASSURANCE COMPANY


By /s/ Illegible                        By /s/ Illegible
   --------------------------------        -------------------------------------
       Executive Vice President                Controller

Date 5-11-84                            Date 5-11-84


THE LINCOLN NATIONAL LIFE INSURANCE COMPANY


By /s/ Illegible                        By /s/ Illegible
   --------------------------------        -------------------------------------
       Second Vice President                   Assistant Secretary

Date MAY 24, 1984                       Date May 23, 1984

                                   APPENDIX I

          Insurance Subject to Reinsurance Under This Agreement

The REINSURED'S issues of the following policy and rider forms except those issued as continuations of policies or portions of policies not reinsured with the LINCOLN:

                               Universal Life Plan

                                   APPENDIX II

                          Net Amount at Risk Definition

The amount at risk shall be determined as the face amount divided by the appropriate monthly interest factor minus the quantity (A + B - C) where:

          A = the cash value at the end of the previous month

          B = any net premium collected at the beginning of the current month

          C = any applicable monthly expense charge including charges for all riders (Accidental Death, Additional insured's, Children's Term Rider, Guaranteed Insurability Option) with the exception of Waiver of Monthly Deduction Benefit Rider.

                                   SCHEDULE A

                        Retention Limits of the REINSURED

                                      Life

                     Ages   Standard-Table 6   Over Table 6
                     ----   ----------------   ------------
                     All       [Omitted]         [Omitted]

The above retention limits may be exceeded by as much as $25,000 to avoid reinsurance.

For cessions with flat extra premiums, the average flat extra for the first five years shall be determined, and table ratings shall be increased by one table for each full $2.00 of such average flat extra.

                          Waiver of Premium Disability

                                    [Omitted]

                                Accidental Death

                                    [Omitted]

The above limit shall be exceeded by as much as $10,000 to avoid reinsurance.

                                   SCHEDULE B

           Maximum Amounts which the REINSURED may cede Automatically

                                      Life

             Ages     Standard-Table 6   Tables 8-16   Over Table 16
             ----     ----------------   -----------   -------------
              0-75       [Omitted]        [Omitted]      [Omitted]
            Over 75      [Omitted]        [Omitted]      [Omitted]

                          Waiver of Premium Disability

The REINSURED may cede automatically Waiver of Premium Disability reinsurance in amount applicable to the amount of life reinsurance ceded automatically not to exceed the following:

  Ages    Standard-Table 6   Over Table 6
  ----    ----------------   ------------
  0-44               [Omitted]
 45-65
Over 65

                            Accidental Death Benefits

                    Ages    Standard-Table 6   Over Table 6
                    ----    ----------------   ------------
                    0-65        [Omitted]       [Omitted]
                  Over 65       [Omitted]       [Omitted]

     In addition to the automatic coverage otherwise provided hereunder, if the REINSURED shall become liable under a conditional receipt for a death claim of an amount which, together with the amount retained by the REINSURED under previously-issued policies, if any, exceeds its own limit of retention applicable to the mortality class, plan of insurance, and age at issue for which a premium was collected, the LINCOLN shall accept reinsurance of such excess automatically in an amount not to exceed $250,000, less such amount, if any, as specified in the following sentence. If the conditional receipt issued by the REINSURED, when setting a limit on the amount of insurance that may become effective prior to delivery of the policy, includes insurance issued by the REINSURED on the life in such limit, then any life or accidental death insurance in force on the life in the REINSURED shall be subtracted from the amount previously specified in order to determine the limit of LINCOLN'S liability for such excess.

     This additional automatic coverage shall apply to insurance which is covered under this agreement (as specified in paragraph 1 of the "REINSURANCE COVERAGE" article) but which does not meet all the conditions outlined in paragraph 2 of the "AUTOMATIC AND FACULTATIVE REINSURANCE" article. In any case, this additional reinsurance shall terminate when facultative reinsurance is completed.

     The REINSURED shall submit copies of its conditional receipt to the LINCOLN and shall notify the LINCOLN immediately of any change therein.

                                   SCHEDULE C

------------------------------------------------------------------------------------------------------------------------------
[ ] AUTOMATIC     [ ] RPR              AUTOMATIC NOTIFICATION or FACULTATIVE APPLICATION TO: [LOGO] LINCOLN NATIONAL LIFE

[ ] FACULTATIVE   [ ] COINSURANCE                                                            _________________________________
                                                                                             _________________________________

                                                                  -----------------
------------------------------------------------------------------    STATE OF     -------------------------------------------
INSURED'S NAME                                 SEX   BIRTH DATE   BIRTH   RESIDENCE   ORIGINAL PLAN(S)        ________________
                                                                                                              ________________

------------------------------------------------------------------------------------------------------------------------------
JOINT INSURED                                  SEX   BIRTH DATE   ____________________________________________________________
                                                                  ____________________________________________________________

------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

                                LIFE                                     [Omitted]
                        BASE PLAN  TERM RIDER      DIS         ADB
                        ---------  ----------      ---         ---                       ---------

PREVIOUS IN FORCE       $          $           $           $             [Omitted]
                         --------   ---------   ---------   ---------                    ---------

PREVIOUS RETAINED                                                        [Omitted]
                         --------   ---------   ---------   ---------                    ---------

ISSUED THIS POLICY                                                       [Omitted]       [ ]
                         --------   ---------   ---------   ---------

RETAINED THIS POLICY                                                     [Omitted]
                         --------   ---------   ---------   ---------

RATING, IF SUBSTANDARD
                         --------   ---------   ---------   ---------
                                                                        ------------------------------------------------------
REINSURED THIS CESSION
                         --------   ---------   ---------   ---------   CEDING COMPANY

---------------------------------------------------------------------

             ___________________________________
   DATE -    ___________________________________  AT -                   BY -

------------------------------------------------------------------------------------------------------------------------------

                                  INSTRUCTIONS:

1. Submit Part 1 when making Facultative Application or Preliminary Notification on Automatic cases.

2. Submit Part 2 when making Formal Cession of Reinsurance to Lincoln National (new business or amended cession) or withdrawing Facultative Application.

3.   Retain Part 3 for your records.

4. On RPR cases, please furnish the Disability Premium per unit from your rate book on Parts 2-3.

                                   SCHEDULE C

------------------------------------------------------------------------------------------------------------------------------------

[ ] AUTOMATIC     [ ] RPR           [ ] NEW BUSINESS                                 FORMAL CESSION TO: [LOGO] LINCOLN NATIONAL LIFE

[ ] FACULTATIVE   [ ] COINSURANCE   [ ] AMENDED _NL POLICY NO-                                          ____________________________
                                                                                                        ____________________________

                                              -----------------
----------------------------------------------     STATE OF    ---------------------------------------------------------------------
INSURED'S NAME             SEX   BIRTH DATE   BIRTH   RESIDENCE   ORIGINAL PLAN(S)                                ORIGINAL POLICY NO

------------------------------------------------------------------------------------------------------------------------------------
JOINT INSURED              SEX   BIRTH DATE   ISSUE DATE   SHORT ____ FROM   ___________   ______________      ______________

                                                                                           __________

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

                                 LIFE
                         BASE PLAN   TERM RIDER       DIS          ADB         [Omitted]
                         ---------   ----------       ---          ---
PREVIOUS IN FORCE        $           $            $            $               [Omitted]
                          --------    ---------    ---------    ---------

PREVIOUS RETAINED                                                              [Omitted]
                          --------    ---------    ---------    ---------

ISSUED THIS POLICY                                                             [Omitted]
                          --------    ---------    ---------    ---------
                                                                                                       [ ]
RETAINED THIS POLICY                                                           [Omitted]
                          --------    ---------    ---------    ---------

RATING, IF SUBSTANDARD
                          --------    ---------    ---------    ---------
                                                                            --------------------------------------------------------
REINSURED THIS CESSION
                          --------    ---------    ---------    ---------   CEDING COMPANY

-------------------------------------------------------------------------

       DATE -                DATE COMPLETED -            AT -                      BY -

------------------------------------------------------------------------------------------------------------------------------------
____   ___   ___________   ___________   ___________   ___________   ________   ________   _____   ___________   _____   ___________

------------------------------------------------------------------------------------------------------------------------------------
REMARKS:                                                                                      WITHDRAWN REASON
                                                                                              [ ] APPLICATION FILED INCOMPLETE
                                                                                              [ ] AMOUNT DELIVERED WITHIN __________
                                                                                              [ ] POLICY NOT DELIVERED
                                                                                              [ ] PLACED ELSEWHERE

                                   SCHEDULE C

-----------------------------------------------------------------------------------------------------------------------------
__ POLICY NO       CO. NO                                                                                  ORIGINAL POLICY NO

-----------------------------------------------------------------------------------------------------------------------------
INSURED'S NAME                                   SEX        BIRTH DATE          RESIDENT STATE             ISSUE DATE
                                              --     --

-----------------------------------------------------------------------------------------------------------------------------
JOINT INSURED                                    SEX        BIRTH DATE     BONUS                        RECAPTURE
                                              --     --

-----------------------------------------------------------------------------------------------------------------------------
REINSURANCE                  LIFE     DIS        ADB                       ORIGINAL PLAN
THIS CESSION

-------------------------------------------------------------------------
CEDING COMPANY                                   STATE
                                              --

-----------------------------------------------------------------------------------------------------------------------------
POLICY   ___
 YEAR
-----------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
RECORD OF REINSURANCE CEDED TO:

                                [LOGO] LINCOLN NATIONAL LIFE                              THE LINCOLN
                                The Lincoln National Life Insurance Company         NATIONAL LIFE INSURANCE
                                                                                            COMPANY


                                                                                 BY /s/ James R. Horein
                                                                                    -----------------------------
FORM __________                                                                         SECOND VICE PRESIDENT

DATE:
     --------------

-----------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE C

                                  Cession Card

                                      Front

-----------------------------------------------------------------------------------------
CESSION NUMBER      POL. NO. ORIG. CO.            STATE                  DATE OF POLICY

-----------------------------------------------------------------------------------------
_______ FORM.    S.T. PREMIUM   ORIGINAL COMPANY                         SHORT TERM FROM

___
-----------------------------------------------------------------------------------------
ARN.             P.R. PREMIUM   NAME                                     PRO RATA FROM
-----------------------------------------------------------------------------------------
BIRTH DATE                                                LIFE           DOUBLE INDEMNITY
                                    -----------------------------------------------------
------------------------------------PREVIOUS INS.
OCCUPATION                          -----------------------------------------------------
                                    AMT. RETAINED
-----------------------------------------------------------------------------------------
DUTIES                              CURRENT INS.
                                    -----------------------------------------------------
                                    AMT. CURRENT
------------------------------------INS. RETAINED
CLASSIFICATION                      -----------------------------------------------------
                                    AMT. DOUBLE INDEMNITY _____ TO
                                    THE LINCOLN NATIONAL LIFE INS. CO.
-----------------------------------------------------------------------------------------
                    TERMINATED
                 ------------------------------------------------------------------------
FORM _13 4-41        REVISED
-----------------------------------------------------------------------------------------

                                    Reverse

------------------------------------------------

================================================
YEAR        DATE PAID        PREMIUM        MEMO
------------------------------------------------
  1
------------------------------------------------
  2
------------------------------------------------
  3
------------------------------------------------
  4
------------------------------------------------
  5
------------------------------------------------
  6
------------------------------------------------
  7
------------------------------------------------
  8
------------------------------------------------
  9
------------------------------------------------
 10
------------------------------------------------
 11
------------------------------------------------
 12
------------------------------------------------

                               SCHEDULE D, PART I

                            Reinsurance Premium Rates

                            Fully-Underwritten Issues

                                 Standard Risks

The monthly reinsurance premium for the first $5,000,000 of reinsurance on any one life shall be the attached cost of insurance rates effective January 1, 1984 charged the insured per thousand of the net amount at risk times the following percentages:

                                                    Policy Year
                                                 ----------------
                Cessions        Smoking Status    1    2-10   11+
                --------        --------------   ---   ----   ---
                Automatic and
                Non-Shopped
                Facultative*
                                Nonsmoker
                                   Ages 0-49
                                       50+          [omitted]
                                Smoker
                                   Ages 0-49
                                       50+

                                                    Policy Year
                                                 ----------------
                Cessions        Smoking Status    1    2-10   11+
                --------        --------------   ---   ----   ---
                Shopped
                Facultative**   Nonsmoker
                                   Ages 0-49
                                       50+          [omitted]
                                Smoker
                                   Ages 0-49
                                       50+

* Non-Shopped facultative cessions shall be defined as policies submitted to the LINCOLN on a facultative basis and not submitted to any other reinsurer and the REINSURED retains its maximum limit of retention for the plan, age, and mortality classification at the time of issue.

** Shopped facultative cessions shall be defined as policies submitted to any other reinsurer with the REINSURED having the option to retain less than its maximum limit of retention for the plan, age, and mortality classification at the time of issue.

                                Substandard Risks

Substandard table extra premiums shall be the number of tables assessed the risk times 25% of the attached appropriate rates times the above percentages.

                   Continuations to Issues Reinsured Hereunder

The premium rates for new policies reinsured under this agreement issued as continuations and in compliance with the terms of the original policy shall be determined by using the original issue age and attained duration, unless the agreement governing the original policy specifies otherwise. For purposes of calculating the reinsurance premium for other policies reinsured under this agreement as continuations, the date of issue of the continuation policy shall be considered the date of the original policy.

                  Continuations from Issues Reinsured Hereunder

The reinsurance premium shall be as described in the agreement which covers the new policy based on the original issue age and attained duration. If no such agreement is in effect between the LINCOLN and the REINSURED, reinsurance shall continue hereunder using the premium rates described in Schedule D, Part II.

   Waiver of Premium Disability, Payor Benefits and Accidental Death Benefits

The premium which the REINSURED charges the insured on the amount reinsured less total allowances of [omitted] first year and [omitted] in renewal years.

                                    AMENDMENT

           to the Risk Premium Reinsurance Agreement (the "Agreement")
                       effective January 1, 1984, between

    STATE FARM LIFE AND ACCIDENT ASSURANCE COMPANY of Bloomington, Illinois,

                   hereinafter referred to as the "REINSURED,"

                                       and

       THE LINCOLN NATIONAL LIFE INSURANCE COMPANY of Fort Wayne, Indiana,

                      hereinafter referred to as "LINCOLN."

     1. Notwithstanding Revision No. 8 effective January 1, 1994, the plans reinsured under the Agreement on and after the first day of January, 1994, shall be those specified in the Appendix I, attached hereto.

     2. The reinsurance percentages for the RENSURED'S cost of insurance rates shall be as described in Schedule D, Part III, attached hereto, and labeled "VUL Current COIs," shall apply to reinsurance of the REINSURED'S Variable Universal Life (VUL) plan ceded under the Agreement on and after the first day of January, 1994. Such premium rates shall apply only to reinsurance which when added to all other reinsurance ceded by the REINSURED to LINCOLN under all agreements does not exceed five million dollars ($5,000,000) on any one (1) life. Reinsurance ceded on the basis of such premium rates shall

        (a) be subject to a minimum cession of twenty-five thousand and one dollars ($25,001),
        (b)  not be eligible for experience refunds,
        (c)  not be eligible for production or persistency bonuses,
        (d)  not be eligible for premium tax reimbursement, and
        (e) not be reduced as set forth in the "INCREASE N LIMIT OF RETENTION" article until it has been in force for at least ten (10) years or, in the case of continuations, until the number of years the original policy and its continuation have been in force is at least equal to the greater of ten (10) years and the time period specified for reinsurance of the original policy.

     3. The provisions of this amendment shall be subject to all the terms and conditions of the Agreement which do not conflict with the terms hereof.

     IN WITNESS WHEREOF the parties hereto have caused this amendment to be executed in duplicate on the dates shown below.

STATE FARM LIFE AND ACCIDENT ASSURANCE COMPANY


Signed at __________________________


By /s/ Illegible                          By /s/ Illegible
   ---------------------------------         -----------------------------------

Title  Vice President and Actuary         Title  Actuary

Date   2/5/99                             Date   Illegible

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
Signed at Fort Wayne, Indiana


By /s/ Illegible                          By /s/ Illegible
   ---------------------------------         -----------------------------------
       Vice President                            Assistant Secretary

Date   1/21/99                            Date   1/21/99

                                   APPENDIX I

              Insurance Subject to Reinsurance Under this Agreement

The REINSURED'S entire excess of its issues of the following plans bearing register dates in the range shown below to insureds having surnames beginning with the letters of the alphabet shown below.

A.   Automatic Reinsurance
     One hundred percent (100%) of the reinsurance the REINSURED cedes automatically of the insurance specified below shall be ceded under this Agreement.

                                                 Dates              Letters
                                          -------------------   --------------
               Plan                         from     through    from   through
               ----                       --------   --------   ----   -------

Universal Life Plan (Form 8200)           01-01-84   12-31-85     A       Z
Universal Life Plan (Form 86040)          01-01-86   12-31-93     L       Z
Additional Insured Rider                  04-01-90   12-31-93     A       Z
Survivor Insurance Option Benefit Rider   04-01-90   12-31-93     A       Z
Universal Life Plan (Form 94030)          01-01-94      --        A       Z
Additional Insured Rider (Form A94124)    01-01-94      --        A       Z
Variable Universal Life (VUL) Plan        01-01-94      --        A       Z

B.   Facultative Reinsurance
     One hundred percent (100%) of the reinsurance the REINSURED cedes facultatively of the insurance specified above to insureds having surnames beginning with the letters A through Z shall be ceded under this Agreement provided the REINSURED has accepted LINCOLN'S offer to reinsure.

C.   Continuations
     Continuations to the insurance specified above shall be ceded under this Agreement provided the original policy was reinsured with LINCOLN under this or another agreement. The percentage of reinsurance ceded to LINCOLN shall equal the percentage of the original policy ceded to LINCOLN.

                             SCHEDULE D, PART III
                           (Effective January 1, 1994)

                            Reinsurance Premium Rates

    Universal Life Plan (Form 94030), Additional Insured Rider (Form A94124)
                     and Variable Universal Life (VUL) Plan

                            Fully Underwritten Issues
                                 Standard Risks

The annual reinsurance premium rate for reinsurance not in excess of five million dollars ($5,000,000) on any one (1) life* shall be the attached cost of insurance rates charged the insured per thousand of the net amount at risk times the following percentages:

                         Variable Universal (VUL) Plan**

                                                Policy Year
                                                ------------
                  Smoking Status   Issue Age      1     2+
                  --------------   ---------     ---   ---

                  Non-Tobacco         0-49
                                     50+         [omitted]
                  Tobacco              All

                                                 All Other Plans***

                                                Policy Year
                                                ------------
                  Smoking Status   Issue Age      1     2+
                  --------------   ---------     ---   ---

                  Non-Tobacco         0-49
                                     50+         [omitted]
                  Tobacco              All

                                Substandard Risks

The substandard table extra premiums shall be the attached appropriate rates*** times the above percentages.

  * The reinsurance premium rates for reinsurance in excess of five million dollars ($5,000,000) on any one (1) life shall be the rates labeled "Q6M3, NONSMOKER," "ZAM3, SMOKER," "I0M3, AGGREGATE," and "ZAM4, SUBSTANDARD-EXTRA," nonrefunding and age nearest birthday, in the Risk Premium Reinsurance agreement effective January 1, 1986, between the REINSURED and LINCOLN.
 **  The appropriate rates are attached hereto.
*** The appropriate rates have been previously attached to the Agreement or an earlier amendment.

                   Continuations to Issues Reinsured Hereunder

The reinsurance premium for policies reinsured under this Agreement as continuations shall be the appropriate premium described in this Agreement; unless the reinsurance agreement under which the original policy was reinsured specifies otherwise, the policy duration and attained age of the insured for purposes of calculating such premiums shall be determined as though the continuations were issued on the same date and at the same issue age as the original policy.

                  Continuations from Issues Reinsured Hereunder

The reinsurance premium for continuations of policies reinsured under this Agreement shall be as described in the agreement which covers the new policy; unless that agreement specifies otherwise, the policy duration and attained age of the insured, for purposes of calculating such premiums, shall be determined as though the continuations were issued on the same date and at the same issue age as the original policy. If no such agreement is in effect between LINCOLN and the REINSURED, reinsurance shall continue hereunder.

                             Continuation Policy Fee

If the premium scale applicable to a continuation contains a policy fee, a continuation shall, for purposes of determining the policy fee only and notwithstanding the method prescribed for calculating the basic premium, be considered a renewal if the REINSURED has paid LINCOLN a first-year policy fee on reinsurance of the original policy and as a new issue if the REINSURED has not paid LINCOLN a policy fee on reinsurance of the original policy.

                          Waiver of Premium Disability

The premium which the REINSURED charges the insured on the amount reinsured less total allowances of [omitted] first year and [omitted] in renewal years.

                            Accidental Death Benefits

Based on the classification of the occupational manual of the REINSURED:

                               Rates Per Thousand

                  Classification     First Year   Renewal
                  ----------------   ----------   -------

                  Standard
                  1 1/2 x Standard
                  2 x Standard            [Omitted]
                  3 x Standard
                  5 x Standard

                                                                        01/15/99

                           VUL Current COIs

attained
   age       MNS        MS       FNS        FS       UNS        US
--------   -------   -------   -------   -------   -------   -------
[Omitted]

                                                                        01/15/99

                           VUL Current COIs

attained
   age       MNS        MS       FNS        FS       UNS        US
--------   -------   -------   -------   -------   -------   -------
[Omitted]

                                                                        01/15/99

                           VUL Current COIs

attained
   age       MNS        MS       FNS        FS       UNS        US
--------   -------   -------   -------   -------   -------   -------
[Omitted]